UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported):  December 30, 2011

INTERACTIVE SYSTEMS WORLDWIDE INC.
(exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-21831	22-3375134
(Commission File Number)	(IRS Employer Identification Number)

3363 Corte Del Cruce, Carlsbad CA	92009
(Address of principal executive offices)	(Zip Code)
(973) 256-8181
Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.    OTHER EVENTS

On December 30, 2011 the Company signed a two-part Patent and Software Licensing Agreement (the “Agreement”) with Stadium Technology Group, LLC, a Nevada limited liability company (“STG”). Under the terms of the Agreement, the Company will receive an upfront payment of $70,000 from STG.  The Company will also receive ongoing quarterly royalty payments based on the revenue received by STG from its use of either the Company’s patents or the Company’s SportXction® Software System.

One part of the agreement relates to the licensing of the SportXction® product.  Under the terms of the Agreement, the Company grants to STG an exclusive license (excepting one other Company that we are already in discussions with) to use the SportXction® Software System, including the right to sublicense the product, in the United States and Canada.  For this license, the Company will receive quarterly royalty payments equal to 20% of the revenue received by STG related to the use of the SportXction® product.

The other part of the Agreement provides STG with the exclusive use (excepting one other Company that we are already in discussions with) of the Company’s patents in the Unites States and Canada.  The Company will receive 5% of STG’s revenue generated by their Rapid Bet Live (“RBL”) Product and other related products up to a maximum total of $1 Million of patent royalty payments.   Under the terms of the Agreement, STG shall have the right, but not the obligation, to enforce and assert the Intellectual Property Rights associated with the ISWI Patents against third parties and to take all actions necessary or appropriate to perfect, protect and enforce the Patents.

Prior to the signing of this Agreement, STG previously had non-exclusive use of the Company’s patents.  This was the result of STG previously purchasing certain sports wagering assets from Progressive Gaming International Corporation (“PGIC”), a Nevada Corporation, prior to PGIC’s bankruptcy.  These assets included RBL and the assumption of the rights and obligations of the Settlement and Release Agreement signed by the Company and PGIC in March 2007 to settle all claims pertaining to the patent infringement lawsuit filed by the Company concerning RBL.

No assurances can be given that this Agreement, or the recently signed UK licensing agreement described in the Form 8K filed on December 28 2011, will result in significant revenue.

Potential investors should be mindful that the Company has not filed a Form 10QSB since its report for the quarter ended March 31, 2008, and has not filed a Form 10KSB since the fiscal year ended September 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE SYSTEMS WORLDWIDE INC. (Registrant)

By:	/s/ Steve Johns
Steve Johns
Chief Executive Officer

Date:  January 11, 2012